Exhibit 5.1

                               Omnicom Group Inc.

                               437 Madison Avenue
                            New York, New York 10022
                                TEL 212 415-3600

                                November 15, 2000

Omnicom Group Inc.
437 Madison Avenue
New York, New York  10022

            Re: Registration Statement on Form S-3

Dear Sirs:

      This opinion is furnished in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Omnicom Group Inc., a New York corporation (the "Company"), and Omnicom Capital Trust I, Omnicom Capital Trust II and Omnicom Capital Trust III, each a statutory business trust formed under the laws of the State of Delaware (individually, the "Trust" and collectively, the "Trusts"), on October 4, 2000. The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") of the following securities with an aggregate initial public offering price of up to $750,000,000: (i) common stock, par value $.15 per share of the Company ("Common Stock"), (ii) one or more series of preferred stock, par value $1.00 per share of the Company ("Preferred Stock"), interests in which may be represented by depositary shares of the Company ("Depositary Shares"), (iii) one or more series of debt securities of the Company ("Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities" and "Junior Subordinated Debt Securities") to certain other obligations of the Company,
(iv) warrants to purchase Debt Securities under the Senior Indenture and Subordinated Indenture (as hereinafter defined), Preferred Stock or Common Stock of the Company ("Warrants"), (v) Trust Preferred Securities of the Trusts ("Trust Preferred Securities"), and (vi) guarantees by the Company of the Trust Preferred Securities (individually, "Trust Guarantee," and collectively, "Trust Guarantees," and together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants, "Securities").

      The Senior Debt Securities may be issued under a senior indenture in the form incorporated by reference as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Senior Indenture"), proposed to be entered into between the Company and one or more trustees chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended ( the "TIA") (any such
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Omnicom Group Inc.
November 15, 2000
Page 2


trustee, the "Senior Indenture Trustee"). The Subordinated Debt Securities may be issued under a subordinated indenture in the form incorporated by reference as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Subordinated Indenture"), proposed to be entered into between the Company and one or more trustees chosen by the Company and qualified to act as such under the TIA (any such trustee, the "Subordinated Indenture Trustee"). The Junior Subordinated Debt Securities may be issued under a junior subordinated indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Junior Subordinated Indenture"), proposed to be entered into between the Company and one or more trustees chosen by the Company and qualified to act as such under the TIA (any such trustee, the "Junior Subordinated Indenture Trustee," and, together with the Senior Indenture Trustee and the Subordinated Indenture Trustee, the "Trustees"). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are sometimes hereinafter referred to individually as the "Indenture" and collectively as the "Indentures." The Trust Preferred Securities will be issued by each Trust pursuant to an amended and restated trust agreement in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Trust Agreement"), proposed to be entered into between the Company, as sponsor, a Property Trustee to be chosen by the Company and qualified to act as such under the TIA, Chase Manhattan Bank, National Association, as Delaware Trustee, and the Administrative Trustees named therein, and each Trust Guarantee will be issued pursuant to a guarantee agreement in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Guarantee Agreement"), proposed to be entered into between the Company and the trustee named therein.

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

      As General Counsel and Secretary of the Company, I have examined (i) the form of Registration Statement relating to the Securities and the Trust Preferred Securities; (ii) the form of Senior Indenture; (iii) the form of Subordinated Indenture; (iv) the form of Junior Subordinated Indenture; (v) the Amended and Restated Trust Agreement; (vi) the Guarantee Agreement; (vii) the Certificate of Incorporation of the Company, as amended and currently in effect (the "Certificate of Incorporation"); (viii) the By-Laws of the Company as currently in effect (the "By-Laws"); and (ix) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the issuance of the Securities (the "Board Resolutions"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In my capacity as General Counsel and Secretary, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the

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Omnicom Group Inc.
November 15, 2000
Page 3


authorization and issuance of the Securities. For purposes of this opinion, I have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws, in the manner presently proposed.

      In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have assumed that (1) the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture each will be duly authorized, executed and delivered by the respective Trustees, and that any Debt Securities that may be issued will be manually signed by duly authorized officers of the applicable Trustee; (2) any Trust Agreement and Guarantee Agreement, respectively, will be duly authorized, executed and delivered by the applicable Trustees; and (3) any Depositary Agreement and any Warrant Agreement (each as hereinafter defined) will be duly authorized, executed and delivered by the Depositary and the Warrant Agent, respectively, and that the Warrants will be duly signed by the Depositary and the Warrant Agent.

      I am admitted to the Bar in the State of New York, and I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of New York and the laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. With respect to any offering of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock in the form to be filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been
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Omnicom Group Inc.
November 15, 2000
Page 4


duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters;
(v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of the Offered Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the shares of the Offered Common Stock (including any Offered Common Stock duly issued upon conversion or exchange of any Debt Securities or shares of Preferred Stock convertible or exchangeable into Common Stock or upon exercise of any Warrants exercisable for Common Stock) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

      2. With respect to any offering of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock in the form to be filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Amendment to the Certificate of Incorporation in accordance with the applicable provisions of Business Corporation Law of the State of New York (the "Certificate of Amendment"); (v) the Certificate of Amendment has been duly filed with the Secretary of State of the State of New York; (vi) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation (including the Certificate of Amendment relating to the Offered Preferred Stock) and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply

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Omnicom Group Inc.
November 15, 2000
Page 5


with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the underwriting agreement with respect to the Offered Preferred Stock or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Preferred Stock or upon exercise of any Warrants exercisable for Preferred Stock or upon surrender of any Depositary Shares in connection with the withdrawal of Preferred Stock), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

      3. With respect to any offering of any series of Depositary Shares (the "Offered Depositary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the depositary agreement relating to the Offered Depositary Shares (the "Depositary Agreement") in the form to be filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (iv) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares in the form to be filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Depositary Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the receipts for the Offered Depositary Shares (the "Receipts") have been duly executed, countersigned, registered and delivered in accordance with the Depositary Agreement relating to such Offered Depositary Shares, and the Offered Depositary Shares have been duly issued and sold in accordance with the Depositary Agreement, the underwriting agreement with respect to the Offered Depositary Shares or any other duly authorized, executed and delivered, applicable, valid

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Omnicom Group Inc.
November 15, 2000
Page 6


and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; and (viii) the Preferred Stock which is represented by the Offered Depositary Shares is duly authorized, validly issued and delivered to the Depositary in accordance with the laws of the State of New York, (1) the Offered Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies; and (2) when the Receipts evidencing the Offered Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Depositary Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Depositary Agreement.

      4. With respect to any offering of any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities in the form to be filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the applicable Indenture has been qualified under the TIA and duly executed and delivered by the Company and the applicable Trustee; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the applicable Indenture and the underwriting agreement with respect to the Offered Debt Securities or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the Offered Debt

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Omnicom Group Inc.
November 15, 2000
Page 7


Securities (including any Offered Debt Securities, offered under the Senior Indenture and Subordinated Indenture, duly issued upon conversion or exchange of any shares of Preferred Stock convertible or exchangeable into such Debt Securities or upon exercise of any Warrants exercisable for such Debt Securities), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

      5. With respect to any offering of any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the warrant agreement relating to the Offered Warrants (the "Warrant Agreement") in the form to be filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (iv) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants in the form to be filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Warrants have been duly executed, countersigned, registered and delivered and have been duly issued and sold in accordance with the Warrant Agreement, the underwriting agreement with respect to the Offered Warrants or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether

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Omnicom Group Inc.
November 15, 2000
Page 8


enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

      6. With respect to any offering of any Trust Preferred Securities by a Trust (the "Offered Trust Preferred Securities") and any Trust Guarantee by the Company (the "Offered Trust Guarantee"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Trust Preferred Securities and the Offered Trust Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the TIA and the applicable rules and regulations thereunder; (iii) the Offered Trust Preferred Securities have been executed, authenticated and delivered in accordance with the terms of the applicable Trust Agreement; (iv) the applicable Trust Agreement has been duly executed and delivered by the Company and the other parties thereto; (v) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Trust Preferred Securities in the form to be filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Trust Guarantee and related matters; (vii) the terms of the Offered Trust Guarantee have been duly established in conformity with the applicable Indenture and Guarantee Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (viii) the Offered Trust Preferred Securities have been duly executed and authenticated in accordance with the provisions of the applicable Trust Agreement and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the applicable Trust Agreement and the underwriting agreement with respect to the Offered Trust Preferred Securities or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; and (ix) the Offered Trust Guarantee has been duly executed and authenticated in accordance with the provisions of the applicable Guarantee Agreement, the Offered Trust Guarantee will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,
(b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies.
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Omnicom Group Inc.
November 15, 2000
Page 9


      I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. I also consent to the reference to my name as general counsel under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Barry J. Wagner